Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 16, 2004, except for the Mexican Tax Claims Litigation discussed in paragraph 8 and 9 of Note 16, which the date is January 31, 2005 relating to the financial statements of the Rhodia Phosphate Business, which appears in the Registration Statement of Form S-1, dated November 2, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
December 19, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 22, 2006 relating to the financial statements and financial Statement schedule which appears in Innophos Holdings, Inc’s Registration Statement on Form S-1, dated November 2, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
December 19, 2006